Exhibit 12
                                                                     ----------

                            DARDEN RESTAURANTS, INC.
         COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED CHARGES
                          (Dollar Amounts in Thousands)

                                                    Thirteen Weeks Ended              Thirty-Nine Weeks Ended
--------------------------------------------------------------------------------------------------------------------
                                               February 28,      February 22,     February 28,      February 22,
                                                   1999              1998             1999              1998
--------------------------------------------------------------------------------------------------------------------
Consolidated Earnings from Operations
  before Income Taxes......................     $   58,517        $   45,228        $  137,045       $   93,264
Plus Fixed Charges.........................          9,673             9,726            30,120           28,037
Less Capitalized Interest..................           (117)             (175)             (637)            (756)
                                                ----------        ----------        ----------       ----------

Consolidated Earnings from Operations
  Before Income Taxes Available to
  Cover Fixed Charges......................     $   68,073        $   54,779        $  166,528       $  120,545
                                                ==========        ==========        ==========       ==========

Ratio of Consolidated Earnings to Fixed
  Charges..................................           7.04              5.63              5.53             4.30
                                                ==========        ==========        ==========       ==========

--------------------------------------------------------------------------------------------------------------------


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